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                                                                    Exhibit 10.6

                       ADDENDUM TO EMPLOYMENT AGREEMENT

     THIS ADDENDUM TO EMPLOYMENT AGREEMENT ("Addendum") is made as of the 23rd day of December, 1999, by and between U.S. FOODSERVICE, a Delaware corporation (the "Company"), and MARK P. KAISER (the "Executive").

     WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of January 4, 1996 (the "Employment Agreement"); and

     WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Committee") has determined that the Executive shall be entitled to receive certain post-retirement medical insurance benefits; and

     WHEREAS, the parties desire to enter into this Addendum to reflect the Company's agreement to provide such benefits to the Executive.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.  Post-retirement Medical Insurance Benefits. Provided the Executive
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continues in his present position with the Company through the minimum retirement age of 55, upon the termination of employment at any time thereafter for any reason other than a termination for Cause (as defined in the U.S. Foodservice Supplemental Executive Retirement Plan (the "SERP")), or upon his termination prior to attaining such age upon (i) his death or Disability (as defined in the SERP), or with Good Reason (as defined in the SERP), or (ii) upon his termination for any reason after the Effective Date (as defined in Section 1(a) of the Agreement), the Executive will be entitled to post-retirement medical insurance benefits for himself, his spouse and his dependents. Such benefits shall be as follows:

     The Executive, his spouse and his dependents shall receive medical coverage, without cost, under whatever the Company's health insurance plans are in effect from time to time, maintaining the same type and level of coverage as was in place prior to retirement. Such coverage shall be provided to the Executive and the Executive's spouse until each of their respective deaths, and to the Executive's dependents until such time as such dependents attain the age of 21 (or such later date as such dependents cease to qualify as dependents under the terms of the applicable policy).

The provisions of this Section 1 shall survive the termination of the Agreement, provided the Executive meets the qualification provisions set forth in the first sentence of this section 1.
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     2.   Effect on Agreement.  Except as explicitly modified by the terms of
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this Addendum, the Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have set their hands and seals as of the date first set forth above.

                                        U.S. FOODSERVICE



                                        By:/s/ James L. Miller      (SEAL)
                                           -------------------------

                                        Name:James L. Miller
                                             ------------------------------

                                        Title:Chairman, President and CEO
                                              -----------------------------
                                        EXECUTIVE



                                          /s/ Mark P. Kaiser       (SEAL)
                                        ---------------------------
                                        Mark P. Kaiser

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